Exhibit 99.1

For Immediate Release

NUVERRA ENVIRONMENTAL SOLUTIONS UPSIZES REVOLVING CREDIT FACILITY TO $245 MILLION

SCOTTSDALE, Ariz. — March 19, 2014 – Nuverra Environmental Solutions (NYSE: NES), a leading provider of full-cycle environmental solutions to energy and industrial end-markets, announced today that it has revised its existing Revolving Credit Facility (the “Revised Facility”) to increase the maximum availability under the Revised Facility from $200 million to $245 million.

The Company’s borrowing base calculation as of the closing date supports the $245 million facility size and makes the full facility immediately available to the Company. The terms and pricing of the facility remain the same and are unaffected by the upsizing of the facility size.

Jay C. Parkinson, Executive Vice President and Chief Financial Officer, commented, “Upsizing our facility size to $245 million supports the organic growth initiatives we have outlined for 2014 while continuing to provide financial flexibility for Nuverra. We were very pleased to receive the strong support of existing as well as new lending partners and appreciate their participation.”

The Revised Facility was placed through a syndication of lending institutions led by Wells Fargo Bank and RBS Citizens and Bank of America, as well as CIT Finance and Capital One Business Credit.

About Nuverra Environmental Solutions, Inc.

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding borrowing capacity and availability under credit facilities, potential or intended uses of proceeds and other matters that involve known and unknown risks, uncertainties and other factors that may cause liquidity, access to capital, operating results, financial performance or other matters to differ materially from those expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses; uncertainties in evaluating goodwill and long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated, including risks that such transactions may fail to close due to unsatisfied closing conditions; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; changes in oil and or natural gas prices; changes in customer drilling activities and capital expenditure plans; shifts in production

For Immediate Release

among shale areas; control of costs and expenses; business, regulatory and other factors impacting the capital markets; changes in the Company’s asset base and borrowing capacity under credit facilities; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www/nuverra.com/. As a result of the foregoing considerations and the other limitations of non-GAAP measures described elsewhere herein, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Nuverra Environmental Solutions, Inc.

Liz Merritt, VP-Investor Relations & Communications

602-903-7802

ir@nuverra.com

- or -

The Piacente Group, Inc.

Brandi Piacente, President

212-481-2050

nuverra@tpg-ir.com